EXHIBIT 10.30
AMENDMENT TWO TO THE
GENUINE PARTS COMPANY
SUPPLEMENTAL RETIREMENT PLAN
     THIS AMENDMENT to The Genuine Parts Company Supplemental Retirement Plan (the “Plan”) is adopted by Genuine Parts Company (the “Company”), effective as of the date set forth herein.
W I T N E S S E T H:
     WHEREAS, the Company maintains the Plan, and such Plan is currently in effect; and
     WHEREAS, the Company desires to amend the Plan.
     NOW, THEREFORE, BE IT RESOLVED that the Plan is hereby amended as follows:
1.
     Effective April 1, 2005, Section 4.01(a)(2) is hereby revised to read as follows:
(2)	If a Participant (married or unmarried at the time of his death) dies before Supplemental Retirement Income commences hereunder and while he remains employed by the Employer, then the Participant’s Beneficiary shall be entitled to receive a survivor benefit which is the Actuarial Equivalent of the Participant’s Supplemental Retirement Income accrued to the date of his death under Section 3.01. See Section 4.03 for provisions identifying the Participant’s Beneficiary.
2.
     Effective April 1, 2005, Section 4.01(b)(2) is hereby revised to read as follows:
(2)	If a Participant (married or unmarried at the time of his death) dies before Supplemental Retirement Income commences hereunder and while he remains employed by the Employer, then the Committee may, in its sole discretion, determine that a Participant’s Beneficiary shall be entitled to receive a survivor benefit which is the Actuarial Equivalent of the Participant’s Supplemental Retirement Income accrued to the date of his death under Section 3.01. See Section 4.03 for provisions identifying the Participant’s Beneficiary

3.
     Effective April 1, 2005, a new Section 4.03 is hereby added to the Plan as follows:
4.03	Beneficiary Designation.

The following shall apply to the designation of a Beneficiary:
(a)	A Participant’s Beneficiary shall be the individual designated by the Participant on a form provided by the Committee. If no Beneficiary is designated, the Participant’s Beneficiary shall be deemed to be the Participant’s Spouse, or if no Spouse, the Participant’s descendants (per stirpes), or if no descendants, the Participant’s estate. For the purposes of the foregoing sentence, the term “descendants” shall include any persons adopted by a Participant or by any of his descendants.
(b)	Prior to the commencement of payments under this Plan, a Participant may change his or her Beneficiary designation at any time without spousal consent. After payments commence, however, the Participant cannot change his or her Beneficiary designation.
* * * * * * * * *
     Except as amended herein, the Plan shall remain in full force and effect.
     IN WITNESS WHEREOF, Genuine Parts Company, acting through the Pension and Benefits Committee has caused this Amendment to the Plan to be executed on the date shown below but effective as of the date indicated above.

PENSION AND BENEFITS COMMITTEE

By:

Frank Howard, acting on behalf of the Committee

Date: